                                                                    Exhibit 25.1

                                                                  Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ----------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

        New York                                        16-1057879
        (Jurisdiction of incorporation              (I.R.S. Employer
        or organization if not a U.S.               Identification No.)
        national bank)

        140 Broadway, New York, N.Y.                10005-1180
        (212) 658-1000                              (Zip Code)
        (Address of principal executive offices)

                               Charles E. Bauer
                                Vice President
                              Marine Midland Bank
                                 140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                              LOOMIS, FARGO & CO.
              (Exact name of obligor as specified in its charter)

        Delaware                                    76-0521092
        (State or other jurisdiction                (I.R.S. Employer
        of incorporation or organization)           Identification No.)

        16225 Park Ten Place, Suite 600
        Houston, Texas                              77084
        (281)647-6700                               (Zip Code)
        (Address of principal executive offices)

                    10% SENIOR SUBORDINATED NOTES DUE 2004
                        (Title of Indenture Securities)

                            LFC HOLDING CORPORATION
              (Exact name of obligor as specified in its charter)

              Delaware                                  75-2371825
              (State or other jurisdiction              (I.R.S. Employer
              of incorporation or organization)         Identification No.)

              16225 Park Ten Place, Suite 600
              Houston, Texas                            77084
              (281)647-6700                             (Zip Code)
              (Address of principal executive offices)


                              LOOMIS, FARGO & CO.
              (Exact name of obligor as specified in its charter)

              Texas                                     75-0117200
              (State or other jurisdiction              (I.R.S. Employer
              of incorporation or organization)         Identification No.)

              16225 Park Ten Place, Suite 600
              Houston, Texas                            77084
              (281)647-6700                             (Zip Code)
              (Address of principal executive offices)

                           LFC ARMORED OF TEXAS INC.
              (Exact name of obligor as specified in its charter)

              Texas                                     58-1884701
              (State or other jurisdiction              (I.R.S. Employer
              of incorporation or organization)         Identification No.)

              16225 Park Ten Place, Suite 600
              Houston, Texas                            77084
              (281)647-6700                             (Zip Code)
              (Address of principal executive offices)

                      LOOMIS, FARGO & CO. OF PUERTO RICO
              (Exact name of obligor as specified in its charter)

              Tennessee                                 66-0215016
              (State or other jurisdiction              (I.R.S. Employer
              of incorporation or organization)         Identification No.)

              16225 Park Ten Place, Suite 600
              Houston, Texas                            77084
              (281)647-6700                             (Zip Code)
              (Address of principal executive offices)

General
Item 1. General Information.
        --------------------

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.
        --------------------------

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  List of Exhibits.
          -----------------

Exhibit
-------

T1A(i)                   *  -  Copy of the Organization Certificate of
                               Marine Midland Bank.

T1A(ii)                  *  -  Certificate of the State of New York
                               Banking Department dated December 31,
                               1993 as to the authority of Marine Midland
                               Bank to commence business.

T1A(iii)                    -  Not applicable.

T1A(iv)                  *  -  Copy of the existing By-Laws of Marine
                               Midland Bank as adopted on January 20,  1994.

T1A(v)                      -  Not applicable.

T1A(vi)                  *  -  Consent of Marine Midland Bank required by
                               Section 321(b) of the Trust Indenture Act of
                               1939.

T1A(vii)                    -  Copy of the latest report of condition of
                               the trustee (March 31, 1997), published
                               pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                   -  Not applicable.

T1A(ix)                     -  Not applicable.

    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of June, 1997.



                                       MARINE MIDLAND BANK


                                       By: /s/ Robert A. Conrad
                                          --------------------------------------
                                            Robert A. Conrad
                                            Assistant Vice President

                                                               EXHIBIT T1A (VII)

                                                    Board of Governors of the
                                                    Federal Reserve System
                                                    OMB Number: 7100-0036
                                                    Federal Deposit Insurance
                                                    Corporation
                                                    OMB Number: 3064-0052
                                                    Office of the Comptroller of
                                                    the Currency
                                                    OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL  Expires March 31, 1999
--------------------------------------------------------------------------------

This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.
                                                                         ---
                                                                         |1|
                                                                         ---

                                                    Please refer to page i,
                                                    Table of Contents, for
                                                    the required disclosure
                                                    of estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1997

(950630)
(RCRI 9999)

This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S) 1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------

Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.


/s/ Gerald A. Ronning
-----------------------------------------------------
Signature of Officer Authorized to Sign Report

          4/28/97
-----------------------------------------------------
Date of Signature


The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ James H. Cleave
----------------------------------------------------
Director (Trustee)

/s/ Bernard J. Kennedy
----------------------------------------------------
Director (Trustee)

/s/ Malcom Burnett
----------------------------------------------------
Director (Trustee)



FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------
FDIC Certificate Number  0  0  5  8  9
                          (RCRI 9030)

        NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
       Name of Bank                City

in the state of New York, at the close of business
March 31, 1997


ASSETS

         Thousands
         of dollars
Cash and balances due from depository
institutions:
   Noninterest-bearing balances
   currency and coin............................  $ 1,026,267
   Interest-bearing balances....................    2,219,196
   Held-to-maturity securities..................            0
   Available-for-sale securities................    3,728,393

   Federal funds sold and securities purchased
   under agreements to resell...................    1,830,419

Loans and lease financing receivables:

   Loans and leases net of unearned
   income.......................................   21,110,911
   LESS: Allowance for loan and lease
   losses.......................................      441,315
   LESS: Allocated transfer risk reserve                    0

   Loans and lease, net of unearned
   income, allowance, and reserve...............   20,669,596
   Trading assets...............................    1,005,199
   Premises and fixed assets (including
   capitalized leases)..........................      217,027

Other real estate owned.........................       18,586
Investments in unconsolidated
subsidiaries and associated companies...........            0
Customers' liability to this bank on
acceptances outstanding.........................       21,351
Intangible assets...............................      495,502
Other assets....................................      709,342
Total assets....................................   31,940,878


LIABILITIES

Deposits:
   In domestic offices..........................   20,236,232

   Noninterest-bearing..........................    4,166,679
   Interest-bearing.............................   16,069,553


In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..........................    2,639,327

   Noninterest-bearing..........................            0
   Interest-bearing.............................    2,639,327

Federal funds sold and securities purchased
   under agreements to resell...................    3,281,586
Demand notes issued to the U.S. Treasury              197,415
Trading Liabilities.............................      267,837

Other borrowed money:
   With a remaining maturity of one year
   or less......................................    1,800,280
   With a remaining maturity of more than
   one year.....................................      371,195
Bank's liability on acceptances
executed and outstanding........................       21,351
Subordinated notes and debentures...............      497,585
Other liabilities...............................      525,585
Total liabilities...............................   29,838,393
Limited-life preferred stock and
related surplus.................................            0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.........................................            0
Common Stock....................................      205,000
Surplus.........................................    1,983,378
Undivided profits and capital reserves..........      (76,867)
Net unrealized holding gains (losses)
on available-for-sale securities................       (9,026)
Cumulative foreign currency translation
adjustments.....................................            0
Total equity capital............................    2,102,485
Total liabilities, limited-life
preferred stock, and equity capital.............   31,940,878
